UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2009

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its effort to reduce costs during the current slowdown in the semiconductor manufacturing industry, MKS Instruments, Inc. (the "Company") has reduced the salaries of its executive officers and the cash compensation of its non-employee directors. The executive officer salary reductions were approved by the Compensation Committee on January 15, 2009 and were effective as of January 12, 2009. The non-employee cash compensation reductions were approved by the Compensation Committee and the Board of Directors on January 20, 2009, and were effective immediately. The reductions are in addition to earlier reductions taken on August 25, 2008.

When compared to 2008 executive officer salaries, the effect of the two reductions is that the salary of the Chief Executive Officer and President of the Company has been decreased by 20% from its original amount and the salaries of the other executive officers have been decreased by 10% from their respective original amounts. The salaries of certain other employees (including Mr. Schneider) were reduced by 5% from their original amounts.

When compared to 2008 cash compensation for non-employee directors, the effect of the two reductions is that cash compensation to the Chairman of the Board of Directors has been decreased by 20% from its original amount and cash compensation to all of the other non-employee directors has been decreased by 10% from their respective original amounts.

The reduced salaries and cash compensation amounts are set forth in the exhibits attached to this Report. The reductions shall remain in place until otherwise determined by the Compensation Committee or Board of Directors, as appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Salaries of Named Executive Officers, effective January 12, 2009

99.2 Cash Compensation to Non-Employee Directors, effective January 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

January 20, 2009	By:	/s/ Ronald C. Weigner

Name: Ronald C. Weigner
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Salaries of Named Executive Officers, effective January 12, 2009
99.2	Cash Compensation to Non-Employee Directors, effective January 20, 2009